Exhibit 99.3

Conformed Executed Version

Employment Agreement

January 9, 2004

This Employment Agreement (this “Agreement”) is between McRae’s, Inc. (the “Company”), a Mississippi corporation and a wholly owned subsidiary of Saks Incorporated, and Ronald L. Frasch (the “Executive”).

Terms and Conditions

The Company and the Executive agree as follows:

1. Employment.

(a) Confidentiality Document with Bergdorf Goodman, Inc. The Company is aware that the Executive and Bergdorf Goodman, Inc. have executed a document entitled “Confidentiality, Non-Competition and Termination Benefits Agreement” that purports to be effective as of November 20, 2002 (the “Confidentiality Document”). Nothing in this Agreement is intended to suggest that the Confidentiality Document is binding and enforceable against the Executive or would be applicable to the Executive’s performance of services for the Company in accordance with this Agreement. Nothing in this Agreement requires the Executive or the Company to take any action, or fail to take any action that would violate any term or condition of the Confidentiality Document as if it were binding and enforceable against the Executive or were applicable to the Executive’s performance of the Executive’s employment in accordance with this Agreement. The Executive will not disclose to the Company or any of its subsidiaries, or any director, employee, agent, or representative of the Company or any of its subsidiaries, any information in the Executive’s control or possession that would be included within the definition of “Confidential Information” in the Confidentiality Document.

(b) Resignation of Employment from Bergdorf Goodman, Inc. The Confidentiality Document states that the Executive’s employment as Chairman and Chief Executive Officer of Bergdorf Goodman, Inc. is “at will.” The Executive has advised the Company that the Executive intends to resign the Executive’s employment by Bergdorf Goodman, Inc. immediately following the execution and delivery of this Agreement. The Executive’s decision to resign the Executive’s employment by Bergdorf Goodman, Inc. is the Executive’s choice and decision. If the Executive does not resign the Executive’s employment by Bergdorf Goodman, Inc. before the fourth business day following the date of this Agreement, this Agreement will terminate, and neither the Executive nor the Company will have any obligation to the other upon such termination.

(c) Term of Employment; Phase I and Phase II; Employment Descriptions.

(i) The term of this Agreement will commence on January 26, 2004 (the “Start Date”) and end on the last day of the Company’s third full fiscal year beginning after the Phase I End Time (as defined below in this paragraph) or on such earlier date the Executive’s employment by the Company ends for any reason (the “Term”). Subject to sections 4 and 6 of this Agreement, the Executive’s employment in accordance with this Agreement is divided into two phases during the Term. Subject to paragraph (ii) of this subsection (c), Phase I will begin on the Start Date and will end at 5:00 p.m. (ET) on the date (the “Phase I End Time”) that the Company and the Executive, each acting in good faith, together determine the Executive’s Phase II employment, as described in paragraph (iii) of this subsection (c), could begin without violating the Confidentiality Document, if it were binding and enforceable against the Executive or were applicable to the Executive’s performance of the Executive’s Phase II employment in accordance with this Agreement, but only if at the Phase I End Time section 9 of this Agreement is in full force and effect and legally binding against the Company. Phase II will begin immediately after the Phase I End Time and end at 5:00 p.m. (ET) on the last business day of the Term.

(ii) If the Company and the Executive are unable to agree in accordance with paragraph (i) of this subsection (c) that the Phase I End Time has occurred on or before the date that is eighteen months and one day following the end of the Executive’s employment with Bergdorf Goodman, Inc., then the employment of the Executive pursuant to this Agreement will terminate. In the event of such termination (A) the Executive will have no further obligation to the Company pursuant this Agreement from and after the date of such termination, except pursuant to sections 8 and 9 of this Agreement and except for any failure to act in good faith in accordance with paragraph (i) of this subsection, and (B) the Company will have no further obligation to the Executive pursuant to this Agreement from and after the date of such termination other than pursuant to sections 8 and 9 of this Agreement and except for any failure to act in good faith in accordance with paragraph (i) of this subsection.

(iii) During Phase I the Company will employ the Executive, and the Executive will be employed, in one or more senior corporate positions with the Company or its subsidiaries that the Company and the Executive, each acting in good faith, together determine would not violate the Confidentiality Document, if it were binding and enforceable against the Executive or were applicable to the Executive’s performance of the Executive’s Phase I employment in accordance with this Agreement, and are appropriate taking into account the Executive’s skills, abilities, and experience and the Company’s needs. During Phase I the Executive will report to the Chief Executive Officer or to the Vice Chairman of the Company. During Phase II the Company will employ the Executive, and the Executive will be employed, as the Vice Chairman-International/Worldwide Sourcing/ Business Development of the Saks Fifth Avenue Enterprises business (“SFAE”), which is owned and operated by several of the

Company’s subsidiaries. During Phase II the Executive will report to the Chief Executive Officer of SFAE.

(iv) If the Company and the Executive are unable to agree in accordance with paragraph (iii) of this subsection (c) that a proposed Phase I employment position for the Executive would not violate the Confidentiality Document, if it were binding and enforceable against the Executive or were applicable to such proposed Phase I employment position, then the employment of the Executive pursuant to this Agreement will terminate. In the event of such termination (A) the Executive will have no further obligation to the Company pursuant this Agreement from and after the date of such termination, except pursuant to sections 8 and 9 of this agreement and except for any failure to act in good faith in accordance with paragraph (i) of this subsection, and (B) the Company will have no further obligation to the Executive pursuant to this Agreement from and after the date of such termination except pursuant to sections 8 and 9 of this Agreement, except for any failure to act in good faith in accordance with paragraph (i) of this subsection, and except as provided in the last sentence of section 4 of this Agreement.

(v) All of the provisions of this Agreement are applicable to Phase I and Phase II except for those subsections of section 3 that include the following words, as appropriate: “This subsection is not applicable to [Phase I or Phase II].”

2. Duties. During the Executive’s employment, the Executive will devote substantially all of the Executive’s working time, energies, and skills to the benefit of the Company’s business. The Executive agrees to serve the Company diligently and to the best of the Executive’s ability and to use the Executive’s best efforts to follow the policies and directions of the duly designated officers of the Company and the Company’s Board of Directors. Subject to the next sentence, the Executive may serve on corporate boards of directors (subject to approval by the Company’s Chairman and Chief Executive Officer) and charitable and civic committees if the total time served does not interfere in any material respect with the Executive’s performance of the Executive’s duties in accordance with this Agreement. The Executive will comply with the Company’s Code of Business Conduct and related policies in effect from time to time.

3. Compensation and Benefits. The Executive’s compensation and benefits under this Agreement will be as follows:

(a) Phase I Base Salary. This subsection is not applicable to Phase II. During Phase I, the Company will pay the Executive a base salary (the “Phase I Base Salary”) of $1,200,000 per year in installments in accordance with the Company’s normal payment schedule for its senior management. All payments of Phase I Base Salary will be subject to the deduction of payroll taxes and similar assessments as required by law.

(b) Phase II Base Salary. This subsection is not applicable to Phase I. During Phase II, the Company will pay the Executive a base salary (the “Phase II Base Salary”) as follows: (i) during the period beginning immediately following the Phase I End Time and ending on the first anniversary of the Phase I End Time at the rate of $750,000 per year; (ii) during the period beginning on the first day following the first anniversary of the Phase I End Time and ending on the second anniversary of the Phase I End Time at the rate of $900,000 per year; and (iii) during the period beginning on the first day following the second anniversary of the Phase I End Time and ending on the last day of the Term at the rate of $1,050,000 per year. The Executive’s Phase II Base Salary will be paid in installments in accordance with the Company’s normal payment schedule for its senior management. All payments will be subject to the deduction of payroll taxes and similar assessments as required by law.

(c) Bonus When Phase II Begins. This subsection is not applicable to Phase I. Subject to the last sentence of this subsection (c), if Phase II begins, the Company will pay the Executive within five business days following the Phase I End Time a one-time cash bonus in the amount of $750,000 (the “One-Time Bonus”). The One-Time Bonus will be subject to the deduction of payroll taxes and similar assessments as required by law. The Executive will repay a prorated portion of the net after-tax amount of the One-Time Bonus for the remaining portion of Phase II if before the end of Phase II the Executive terminates the Executive’s employment by the Company other than for Good Reason (as defined in section 4) or after the Executive’s employment is terminated for Cause (as defined in section 6). Other than the One-Time Bonus, during Phase I the Executive is not entitled to participate in the Company’s bonus or stock incentive plans or to otherwise receive any bonus, stock options, or restricted or other shares of any kind.

(d) Annual Cash Bonus. This subsection is not applicable to Phase I. During Phase II the Executive will be eligible for an annual cash bonus in accordance with specific annual objectives established in advance by the Company’s Chief Executive Officer and the Human Resources Committee of the Company’s Board of Directors in the exercise of their reasonable business judgment. The Executive’s annual cash bonus will begin with an annual cash bonus for the Company’s first fiscal year ending during Phase II. Except as provided in the next sentence, the Executive’s bonus potential will be 20% of the Phase II Base Salary (at the rate in effect on the last day of the relevant fiscal year) for the achievement of minimum performance, 40% of the Phase II Base Salary (at the rate in effect on the last day of the relevant fiscal year) for the achievement of targeted performance, and up to a maximum of 80% of the Phase II Base Salary (at the rate in effect on the last day of the relevant fiscal year) for achievement over planned performance, for each fiscal year as established by the Company’s Chief Executive Officer and the Human Resources Committee of the Company’s Board of Directors. For the Company’s first fiscal year ending during Phase II, the Executive’s cash bonus will be no less than $300,000 or, if Phase II does not begin on the first day of a fiscal year, a prorated amount to reflect less than 365 days. If following the end of a fiscal year the Executive is entitled to a cash bonus in accordance with this subsection (d), the Executive does not have to be employed on the bonus payment date to be eligible to receive the cash bonus for the fiscal year. The Company will make payments in accordance with this subsection (d) at the time provided in its annual bonus plans.

(e) Restricted Stock Grants. This subsection is not applicable to Phase I. During Phase II and subject to the conditions of this subsection (e), the Company will award the Executive shares of the Company’s common stock pursuant to the Company’s 1997 Amended and Restated Stock-Based Incentive Plan in the following amounts: 30,000 shares if the Executive is continuously employed by the Company pursuant to this Agreement during the period ending on the third anniversary of the Start Date (the “Time-Vested Shares”); 40,000 shares with respect to the Company’s second full fiscal year ending during Phase II; and 50,000 shares with respect to the Company’s third full fiscal year ending during Phase II (such 120,000 shares individually and together, the “Grant Shares”). Except for the Time-Vested Shares, the number of Grant Shares to be awarded to the Executive in accordance with the preceding sentence will be determined by SFAE’s achievement of financial objectives, and the Executive’s achievement of other business objectives, each as established in advance by the Company’s Chief Executive Officer and the Human Resources Committee of the Company’s Board of Directors in the exercise of their reasonable business judgment (together, the “Objectives”). The Objectives will consist of minimum Objectives, target Objectives, and maximum Objectives for each fiscal year. Except for the Time-Vested Shares, if for a fiscal year the Company’s Chief Executive Officer and the Human Resources Committee of the Company’s Board of Directors determine, and subject to the availability of sufficient Grant Shares, that (i) SFAE and the Executive achieved the maximum Objectives, the Company will award the Executive 100% of the Grant Shares allocated in the first sentence of this subsection (e) for that fiscal year, (ii) SFAE and the Executive achieved the target Objectives but not the maximum Objectives, the Company will award the Executive 66-2/3% of the Grant Shares allocated in the first sentence of this subsection (e) for that fiscal year, (iii) SFAE and the Executive achieved the minimum Objectives but not the target Objectives, the Company will award the Executive 33-1/3% of the Grant Shares allocated in the first sentence of this subsection (e) for that fiscal year, or (iv) SFAE and the Executive did not achieve the minimum Objectives, the Company will not be obligated to award the Executive any Grant Shares for that fiscal year. The Company will award Grant Shares in accordance with this subsection (e) on a prorated percentage basis between 33-1/3% of the Grant Shares and 100% of the Grant Shares if achievement of Objectives that is greater than one level of Objectives but less than the next level of Objectives. The Company will make awards of Grant Shares at the time its makes annual bonus payments to the Executive if earned in accordance with subsection (d) of this section 3. Grant Shares not awarded by the Company in accordance with this subsection (e) will terminate and will not be awarded to the Executive.

(f) Effect of Change in Control on Options and Restricted Stock. This subsection is not applicable to Phase I. If a Change in Control (as defined in the 1997 Plan) occurs, the Grant Shares, all other restricted shares, if any, and all options, if any, granted to the Executive by the Company prior to the Change in Control will immediately vest.

(g) Business Expenses, Benefits, and Vacation. The Executive will be entitled to receive prompt reimbursement for all reasonable travel and entertainment expenses incurred in accordance with the Company’s policies as in effect from time to time with respect to senior executives. Subject to the last sentence of subsection (c) of this section 3, the Company will allow the Executive and the Executive’s family to participate in each savings, and benefit plan and to receive each benefit that the Company provides for senior executives at the level of the Executive’s position, including without limitation participation in the Company’s deferred compensation plan and four weeks’ vacation.

4. Termination Without Cause or With Good Reason. The Company may terminate the Executive’s employment, without Cause, at any time upon fourteen days’ prior written notice. In the event of such termination the Company and the Executive will have no further obligation pursuant to this Agreement from and after the effective date of such termination other than pursuant to this section 4 and sections 8 and section 9 of this Agreement. The Executive may terminate this Agreement and the Executive’s Employment for “Good Reason” if the Executive is required by the Company to relocate from the New York, New York area or the Company materially breaches this Agreement. If the Company terminates Executive’s employment without Cause or the Executive terminates the Executive’s employment for Good Reason, the Executive will be entitled to receive as severance an amount equal to (a) eighteen months of Phase I Base Salary, if the termination occurs during Phase I, or (b) eighteen months of Phase II Base Salary (at the rate in effect at the time of termination), if the termination occurs during Phase II. The Company will pay the severance in equal monthly installments on the first business day of each month, with the first installment to be paid on the first business day of the month immediately following termination of the Executive’s employment. The Company’s obligation to pay the Executive severance pursuant to this section 4 will not be subject to termination or reduction if the Executive becomes employed by a third party after the date of the termination of the Executive’s employment pursuant to this Agreement unless the such third-party employment violates section 8 of this Agreement. If a Change in Control (as defined in the 1997 Plan) occurs, the Executive will be entitled to receive the total amount of the remaining unpaid severance in a lump sum payable on the effective date of the Change in Control. Neither non-renewal of this Agreement nor termination of the Executive’s employment pursuant to this Agreement in accordance with section 1(c)(ii) will constitute termination without Cause for purposes of this section 4. Termination of Executive’s employment pursuant to this Agreement in accordance with section 1(c)(iv) of this Agreement will not constitute termination without Cause for purposes of this section 4 unless within ten business days following such termination the Executive delivers to the Company a written opinion of the law firm of Patterson, Belknap, Webb & Tyler LLP or other reputable law firm of national standing that the proposed Phase I employment position for the Executive with respect to which the Company and the Executive cannot agree in accordance with section 1(c)(iv) of this Agreement would violate the Confidentiality Document, if it were binding and enforceable against the Executive or were applicable to such proposed Phase I employment position.

5. Termination Upon Death or Disability. This Agreement will terminate upon the Executive’s death or disability. The Executive will be deemed to be disabled when he becomes entitled to receive disability benefits under the Company’s Long-Term Disability Plan. The Executive’s estate or dependents may exercise any rights they may have under COBRA or any other federal or state law or which are derived independent of this Agreement by reason of the Executive’s participation in any employee benefit arrangement or plan maintained by the Company. If the Executive dies or is disabled during Phase II, (a) the Executive’s estate or legal representative will have the right to exercise any unexercised stock options pursuant to the Company’s stock option plans then in effect, (b) if the Executive dies or becomes disabled after the end of the end of one of the Company’s fiscal years and the Executive would have been entitled to receive Grant Shares for the fiscal year in accordance with section 2(e), Grant Shares will be awarded to the Executive’s estate or legal representative if those shares have not already been awarded.

6. Termination for Cause. The Company will have the right to terminate the Executive’s employment under this Agreement for Cause, in which event (a) no Phase I Base Salary will be paid after termination if the termination occurs during Phase I, and (b) no Phase II Base Salary or bonus will be paid, and no Grant Shares will be awarded after termination if the termination occurs during Phase II. Termination for Cause will be effective immediately upon notice sent or given to the Executive. For purposes of this Agreement, the term “Cause” means and is strictly limited to the following: (i) conviction of Executive, after all applicable rights of appeal have been exhausted or waived, for any felony that materially discredits Company or is materially detrimental to the reputation or goodwill of the Company; (ii) commission of any material act of fraud or dishonesty by Executive against the, but only if the Company first gives the Executive written notice of the claim and an opportunity to contest the claim before the Human Resources Committee of the Company’s Board of Directors; or (iii) the Executive’s continual and material breach of Executive’s obligations in section 2 of this Agreement as determined by the Human Resources Committee of the Company’s Board of Directors, but only if the Company first gives the Executive written notice of the breach, which the Executive fails to cure to the Company’s reasonable satisfaction, if curable, within then business days.

7. Resignation as Director and Officer. Upon termination of the Executive’s employment, the Executive agrees to resign as an officer and director, if applicable, of the Company and of all of its subsidiaries, as the case may be, effective as of the date of such termination. Upon termination of the Executive’s employment, the Executive agrees to return to the Company, and cease using for any purpose, all documents, instruments, papers, facsimiles, and computerized information that are the property of the Company or any subsidiary of the Company that contain confidential or proprietary information about the Company or any of its subsidiaries.

8. Protection of the Company’s Confidential Information and Goodwill.

(a) Confidential Information. For purposes of this Agreement, “Confidential Information” includes, without limitation but subject to the next sentence, all documents and information of the Company or one of more of its subsidiaries, in all forms and mediums, concerning or evidencing one or more of the following: sales; costs; pricing; strategies; forecasts and long-range plans; financial and tax information; personnel information; business, marketing, and operational projections, plans, and opportunities; and customer, vendor, and supplier information. Confidential Information excludes any document or information that is or becomes generally available to the public other than as a result of any breach of this Agreement or other unauthorized disclosure by the Executive. Confidential Information does not have to be designated as such to constitute Confidential Information.

(b) Non-Disclosure; Non-Competition; and Remedies.

(i) The Executive acknowledges and agrees that (A) the business of the Company and its subsidiaries is highly competitive, (B) that the Company and its subsidiaries have expended considerable time and resources to develop good will with its customers, vendors, and others, and to create, exploit, and protect Confidential Information, (C) the Company and its subsidiaries must continue to prevent the dilution of their goodwill and unauthorized use and disclosure of Confidential Information to avoid irreparable harm to their businesses, (D) the Executive’s participation in the day-to-day operation and strategic planning of SFAE’s luxury retail business is and will be and integral to the continued operation, goodwill, and success of the business of the Company and its subsidiaries, including without limitation SFAE’s luxury retail business, (E) the Executive will be creating Confidential Information, and (F) the Executive will have access to Confidential Information that could be used by third parties in a manner that would be detrimental to the competitive position of the Company or one of its operating subsidiaries.

(ii) The Company acknowledges and agrees that the Executive will need the benefits and use of the goodwill of the Company and its subsidiaries and Confidential Information in order for the Executive to properly perform the Executive’s responsibilities in accordance with this Agreement. The Company will provide the Executive immediate access to new and additional Confidential Information and authorizes the Executive to engage in activities that will create new and additional Confidential Information. The Executive acknowledges and agrees that the Executive will benefit during the Term from access to Confidential Information, including without limitation as a result of the Executive’s increased earnings and earning capacity.

(iii) Accordingly, the Executive agrees that at all times during the Term and following the end of the Term:

(A) All Confidential Information shall remain the sole and exclusive property of the Company and its subsidiaries;

(B) The Executive will protect and safeguard all

Confidential Information in the Executive’s control or possession;

(C) The Executive will hold all Confidential Information in strictest confidence and not, directly or indirectly, disclose or divulge any Confidential Information to any person other than an employee of the Company or one of its subsidiaries to the extent necessary for the proper performance of the Executive’s responsibilities unless authorized to do so by the Company or compelled to do so by law or valid legal process;

(D) If the Executive believes the Executive is compelled by law or valid legal process to disclose or divulge any Confidential Information, the Executive will notify promptly the Company in writing sufficiently in advance of any such disclosure to give the Company the opportunity to take all actions necessary to protect the interests of the Company or its subsidiaries against such disclosure;

(E) At the end of the Executive’s employment pursuant to this Agreement for any reason or at the request of the Company at any time, the Executive will return to the Company all copies of all Confidential Information in all tangible forms and mediums in the Executive’s possession or control; and

(F) Absent the promises and representations of the Executive in this paragraph (iii) and paragraph (iv) below, the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not enter into this Agreement.

(iv) In consideration of the Company’s agreement to provide the Executive with Confidential Information and to authorize the Executive to engage in activities that will create new and additional Confidential Information, the Executive agrees that, while the Executive is employed by the Company and for twelve months following the end of that employment for any reason on or before 5:00 p.m. (ET) on the last day of the Company’s third full fiscal year beginning after the Phase I End Time, the Executive will not engage in any of the following activities (the “Restricted Activities”):

(A) The Executive will not directly or indirectly disparage the Company or any of its subsidiaries, or any products, services, or operations of the Company or any of its subsidiaries, or any former, current, or future officer, director, or employee of any the Company or any of its subsidiaries;

(B) The Executive will not, whether on the Executive’s own behalf or on behalf of any other individual, partner, firm, corporation, or business organization, either directly or indirectly solicit or induce or attempt to solicit or induce any person who is then employed by the Company or any of its subsidiaries to leave that employment;

(C) The Executive will not, whether on the Executive’s

own behalf or on behalf of any other individual, partnership, firm, corporation, or business organization, either directly or indirectly solicit or induce, or attempt to solicit or induce any person who is then a customer, supplier, or vendor of the Company or any of its subsidiaries to cease being a customer, supplier, or vendor of the Company or to divert all or any part of such person’s or entity’s business from the Company or any of its subsidiaries;

(D) The Executive will not associate, directly or indirectly, as an employee, officer, director, agent, partner, owner, stockholder, representative, consultant, or vendor (each an “Association”) with, for, or on behalf of any Competitor (as defined below in this subparagraph (D)) that owns or operates a retail store within fifty miles of, or in the same Metropolitan Statistical Area as, any luxury retail store owned or operated by the Company or any of its subsidiaries, including without limitation any Saks Fifth Avenue Store, unless the Company in the exercise of its reasonable discretion has approved each Association in accordance with the following sentence. The Company’s approval for an Association will be evidenced exclusively by a written agreement that has been executed and delivered by, and is legally binding on, the Company and the Executive, that includes terms and conditions that the Company deems reasonably necessary to preserve its goodwill and the confidentiality of the Confidential Information in accordance with this Agreement, and that includes all other terms and conditions that the Company determines in its sole discretion are reasonably necessary under the circumstances. The Executive will not have violated this subparagraph (D) solely as a result of the Executive’s investment in capital stock or other securities of a Competitor or any of its affiliates listed on a national securities exchange or actively traded in the over-the-counter market if the Executive and the members of the Executive’s immediate family together do not, directly or indirectly, hold more than one percent of all such shares of capital stock or other securities issued and outstanding. For purposes of this subparagraph (D), the term “Competitor” means each of the Bloomingdale’s business of Federated Department Stores, Inc., the Marshall Fields business of Target Corporation, The Neiman Marcus Group, Inc. and its Bergdorf Goodman business, Barney’s New York, Inc., and Nordstrom, Inc. and with respect to each of the foregoing the luxury retail businesses or operations owned or operated by it or by any of its affiliates, successors, or assigns. For purposes of this subparagraph (D), “Affiliate” means with respect to a specific corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association (each the “subject entity”), any other corporation, limited liability company, general or limited partnership, sole proprietorship, or other for profit or non-profit business organization or association directly or indirectly controlling or controlled by or directly or indirectly under common control with the subject entity.

(v) The Executive acknowledges and agrees that (A) the restrictions contained in this subsection 8(b) are ancillary to an otherwise enforceable agreement, (B) the agreements and undertakings of the Company in this Agreement, the Executive’s position and responsibilities with the Company give rise to, and are valid consideration for, the Company’s interest in restricting the Executive’s post-employment activities, (C) the restrictions are reasonably designed to enforce the Executive’s agreements and undertakings in this subsection 8(b) and the Executive’s common-law obligations and duties owed to the Company and its subsidiaries, (D) the restrictions are reasonable and necessary, valid and enforceable under New York law, and do not impose a greater restraint than reasonably necessary to protect the goodwill and other legitimate business interests of the Company and its subsidiaries and the Confidential Information, (E) the agreements and undertakings of the Company and the Executive in this subsection 8(b) are not contingent on the duration of the Executive’s employment with the Company; and (F) absent the agreements and undertakings made by the Executive in this subsection 8(b) , the Company would not provide the Executive with Confidential Information, would not authorize the Executive to engage in activities that would create new and additional Confidential Information, and would not have entered into this Agreement.

(vi) Without limiting the right of Company to pursue all other legal and equitable remedies available for violation by the Executive of the Executive’s agreements in this section 8, the Executive agrees that such other remedies cannot fully compensate Company for any such violation and that the Company will be entitled to injunctive relief to prevent any such violation or any continuing violation. The Executive also agrees that the Company will be entitled to recover its attorneys’ fees, expenses, and court costs, in addition to any other remedies to which the Company may be entitled, if the Executive is found by a court of competent jurisdiction in a final judgment not subject to further appeal to have materially breached this Agreement.

(vii) If in any action before any court or agency legally empowered to enforce the agreements contained in this section 8 any term, restriction, or agreement contained in this section 8 is found to be unreasonable or otherwise not permitted by applicable law, then such term, restriction, or agreement will be deemed modified to the extent necessary to make it enforceable by such court or agency.

(viii) The agreements of the Executive contained in this section 8 will survive the end of the Executive’s employment by the Company for any and all reasons.

(ix) If the Executive’s employment pursuant to this Agreement is terminated by the Company without Cause or by the Executive for Good Reason, the Executive’s obligation to not engage in the Associations will be subject to and conditioned upon the Company’s performance of its obligation in section 4 of this Agreement to pay severance to the Executive.

9. Indemnification for the Executive. The Company will defend, indemnify, and save harmless the Executive and the Executive’s estate and legal representative against and from any and all claims, damages (including amounts paid in settlement), costs, and expenses (including, without limitation, reasonable attorneys’ and expert witnesses’ fees incurred by the Executive with respect to all claims, damages, costs, and expenses) arising from or in connection with any claim by Bergdorf Goodman, Inc. or any of its affiliates that the Executive’s performance of services for the Company or any of its affiliates in accordance with this Agreement violated the Confidentiality

Document or any duty or obligation the Executive owed to Bergdorf Goodman, Inc. or any of its affiliates arising out of the Executive’s employment relationship with Bergdorf Goodman, Inc. If Bergdorf Goodman, Inc. or any of its affiliates initiates any claim against the Executive that is subject to the provisions of this section 9, the Executive will promptly notify the Company and the Company will promptly assume the defense of the claim with counsel reasonably acceptable to the Executive (it being understood that the law firm of Shearman & Sterling LLP is acceptable to the Executive). The Company will not settle any such claim against the Executive unless the settlement includes a complete release of all claims against the Executive that are the subject to the provisions of this section 9 and the settlement has been consented to by the Executive, which consent the Executive will not unreasonably withhold or delay. The Company will reimburse the Executive for all costs and expenses (other than the costs and expenses of the Executive’s counsel) incurred by the Executive with respect to any claim against the Executive that is subject to the provisions of this section 9 as the costs and expenses are incurred and in advance of the final resolution of any such claim. The Executive will reasonably cooperate with the Company and its counsel in the defense of all litigation that is subject to the provisions of this section 9.

10. General Provisions.

(a) Notices. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, mail, or overnight courier. Notices will be addressed to the parties at the addresses set forth below, but each party may change its address by written notice in accordance with this subsection 9(a). Notices will be deemed communicated as of the actual receipt or refusal of receipt.

If to Executive:	Ronald L. Frasch
825 West End Avenue, Apt 1G
New York, New York 10025

If to Company:	Law Department
Saks Incorporated
750 Lakeshore Parkway
Birmingham, Alabama 35211

(b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will, nevertheless, continue in full force and without being impaired or invalidated in any way.

(c) Entire Agreement. Except for any prior grants of options, restricted stock, or other forms of incentive compensation evidenced by a written instrument or by an action of the Company’s Board or Directors, this Agreement supersedes any and all other oral and written agreements between the Company and the Executive with respect to employment of the Executive by the Company and contains all of the covenants and agreements between the Company and the Executive with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, that have not been embodied herein, and no other agreement, statement or promise not contained in this Agreement, will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

(d) Headings. The section and subsection headings are for convenience of reference only and will not define or limit the provisions of this Agreement.

(e) Attorney’s Fees. If the Executive brings any action to enforce Executive’s rights under this Agreement after a Change in Control, the Company will reimburse the Executive for the Executive’s reasonable costs, including attorney’s fees, incurred. The Company will reimburse the Executive as the costs are incurred and without regard to the outcome of the action.

(f) Cooperation. The Executive will reasonably cooperate with the Company’s efforts to cause the commencement of Phase II.

(g) Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which will be an original but all of which together will constitute a single instrument.

(h) Legal Fees. The Company will reimburse the Executive for, or pay directly, the reasonable fees and disbursements of the Executive’s counsel incurred in connection with the execution and delivery of this Agreement on the following schedule: 50% promptly following the Start Date and the submission of appropriate invoices; and the remainder promptly following the commencement of Phase II.

(i) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee.

McRae’s, Inc.

By:	/S/ CHARLES J. HANSEN
Charles J. Hansen
Executive Vice President and
General Counsel

/S/ RONALD L. FRASCH
Ronald L. Frasch

13